Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260511) and Form S-8 (No. 333-172448, No. 333-222117,  No. 333-235865, and No. 333-268379) of Contango Ore, Inc. (the “Company”), of our report dated September 13, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2023.

/s/Moss Adams

Houston, Texas

September 13, 2023